Exhibit 10.34

Execution

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of November 1, 2006

among

ENERGY TRANSFER EQUITY, L.P.,

as the Borrower,

WACHOVIA BANK, NATIONAL ASSOCIATION,

as Administrative Agent,

UBS LOAN FINANCE LLC,

as Syndication Agent,

BNP PARIBAS, CITICORP NORTH AMERICA, INC., and

JPMORGAN CHASE BANK, N.A.

as Co-Documentation Agents,

and

The Other Lenders Party Hereto

UBS SECURITIES LLC	AND	WACHOVIA CAPITAL MARKETS, LLC

as

Joint Lead Arrangers and Joint Book Managers

$1,300,000,000 Term Loans - Series B

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (herein called the “First Amendment”) dated for reference as of November 1, 2006, by and between ENERGY TRANSFER EQUITY, L.P., a Delaware limited partnership (the “Borrower”), and WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent, (in such capacity, the “Administrative Agent”), LC Issuer, and Swing Line Lender, and binding upon the financial institutions who are from time to time Lenders under the Credit Agreement as described herein, with the consent of the Majority Lenders under such Credit Agreement.

W I T N E S S E T H:

WHEREAS, the borrower has entered into that certain Amended and Restated Credit Agreement dated as of July 13, 2006 (herein, as from time to time amended, supplemented or restated, called the “Original Agreement”), by and among the borrower, Administrative Agent, the LC Issuer, Swingline Lender, Co-Syndication Agents, Co-Documentation Agents, Senior Managing Agents, and Managing Agents named therein and the Lenders from time to time party thereto, pursuant to which the LC Issuer, Swingline Lender and other Lenders (as defined therein) have agreed to advance funds and extend credit to the Borrower up to an aggregate principal amount of $650,000,000, subject to increases as provided therein up to an aggregate principal amount of $750,000,000; and

WHEREAS, the Borrower, the Administrative Agent, and the Majority Lenders desire to amend the Original Agreement as provided herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Agreement and in consideration of the loans and other credit that may hereafter be extended by Lenders to the Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I. – Definitions and References

Section 1.1. Terms Defined in the Original Agreement. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Agreement shall have the same meanings whenever used in this First Amendment. The term the “Credit Agreement” shall mean the Original Agreement as amended by this First Amendment.

ARTICLE II. – Amendments to Original Agreement

Section 2.1. “Additional Definitions”. Article I of the Original Agreement is hereby amended to add the following definitions of “Commitment Increase Agreement”, “ETE Transactions”, “Term Loan Increase Conditions”, “Term Loan Increase” and “Unit Purchase Leverage Period”:

“‘Commitment Increase Agreement’ has the meaning given to such term in Section 2.18.”

“‘ETE Transactions’ means (i) the purchase by ETE for an aggregate cash consideration of not greater than $1,200,000,000 of Class G Units of ETP at a market price approved by a special committee of the Board of Managers of ETP LLC, (ii) the acquisition by the Borrower from ETI of the Class B limited partnership interests of ETP GP held by ETI (representing 50% of the total of such Class B limited partnership interests) in consideration for the issuance to ETI of additional limited partner interests of the Borrower plus the assumption of $70,500,000 of Indebtedness of ETI under that certain Credit and Guaranty Agreement dated April 24, 2006 among ETI, UBS AG, Stamford Branch, as administrative agent, and the lenders from time to time party thereto, (iii) the payment in full by the Borrower of all Indebtedness of ETI assumed as described in clause (ii) above and (iv) the release of all Liens in respect of the Class B Limited Partnership interests of ETP GP held by ETI acquired as described in clause (ii) above.”

“‘ETI’ means Energy Transfer Investments, L.P., a Delaware limited partnership.”

“‘Term Loan Increase’ has the meaning given to such term in Section 2.18.”

“‘Term Loan Increase Conditions’ mean each of the following: (i) subject only to the funding of the Term Loans to be made pursuant to Section 2.18(c), the consummation of the ETE Transactions, (ii) the terms of the Class G Units of ETP shall be substantially the same as the terms of the Class F Units of ETP, (iii) subject only to the funding of the Term Loans to be made pursuant to Section 2.18(c), the consummation by ETP of its acquisition of 50% of the ownership of CCE Holdings, LLC (“CCE”) pursuant to the Purchase and Sale Agreement dated as of September 14, 2006 by and among ETP, as the Buyer, and EFS-PA, LLC, CDPQ Investments (U.S.) Inc., Lake Bluff Inc., Merrill Lynch Ventures, L.P. 2001 and Kings Road Holdings I LLC, as the Sellers, and providing for the subsequent transfer to CCE of such 50% ownership of CCE in consideration for the transfer to ETP of 100% of the ownership of Transwestern Pipeline Company pursuant to the Redemption Agreement dated as of September 14, 2006 by and between ETP and CCE Holdings, LLC, involving, for all such transactions, an aggregate cash consideration of not greater than $1,500,000,000, (iv) the Borrower shall have on the date of the consummation of the ETE Transactions a senior secured debt rating by Moody’s and Fitch, (v) the Borrower and the Administrative Agent, on behalf of the Lenders shall have executed an appropriate Form U-1 pursuant to the Regulation U and X of the Board of Governors of the Federal Reserve System and the Administrative Agent has determined that, after giving effect to the Credit Extension in connection with the ETE Transactions, no violation of such Regulations shall have occurred, (vi) the Borrower shall have delivered to the Administrative Agent a duly completed pro forma Compliance Certificate as of August 31, 2006, signed by a Responsible Officer of the Borrower, reflecting, among other matters, compliance by the Borrower, on a pro forma basis after giving effect to the Credit Extension in connection with the ETE Transactions or otherwise, with the provisions of Section 7.12(a), (b) and (d) and such other assurances, certificates, documents, consents or opinions as the Administrative Agent reasonably may

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require, (vii) any fees required to be paid in connection with such Credit Extension shall have been paid, and (viii) the Borrower shall have paid all fees, charges and disbursements of counsel to the Administrative Agent to the extent invoiced prior to or on the consummation of the ETE Transactions.”

“‘Unit Purchase Leverage Period’ means the period from and including the date of the ETE Transactions to but not including the earlier of (i) May 30, 2007 or (ii) the date when the Borrower has received at least $300,000,000 of aggregate net cash proceeds of the issuance of its Equity Interests on or after the ETE Transactions.”

Section 2.2. Applicable Term Loan Rate. The definition of “Applicable Term Loan Rate” in Article I of the Original Agreement is amended to add the following to the end thereof:

“, except as otherwise provided pursuant to Section 2.18 in respect of Term Loans made in connection with a particular Term Loan Increase”

Section 2.3. Consolidated EBITDA of the Borrower. Paragraphs (a) and (b) of the definition of “Consolidated EBITDA of the Borrower” in Article I of the Original Agreement are amended in their entirety to read as follows:

“(a) the product of four (4) times the amount of cash distributions payable with respect to the last Fiscal Quarter in such period by ETP to the Borrower or its Restricted Subsidiaries in respect of limited partnership units in ETP to the extent actually received on or prior to the date the financial statements with respect to such Fiscal Quarter referred in the Section 6.02 are required to be delivered by the Borrower; provided that if the Borrower has acquired or disposed of any limited partnership units in ETP at any time after the first day of such Fiscal Quarter, the determinations in this clause (a) shall be made (other than for purposes of Section 7.12(c)) giving pro forma effect to such acquisition or disposition as if such acquisition or disposition had occurred on the first day of the Fiscal Quarter; plus

“(b) the product of four (4) times the amount of cash distributions payable with respect to the last Fiscal Quarter in such period by ETP to the Borrower or its Restricted Subsidiaries in respect of the general partnership interests or incentive distribution rights to the extent actually received on or prior to the date the financial statements with respect to such Fiscal Quarter referred in the Section 6.02 are required to be delivered by the Borrower; provided that any applicable determinations in this clause (b) after the acquisition by the Borrower from ETI of the Class B Interests in ETP GP LP shall be made (other than for purposes of Section 7.12(c)) giving pro forma effect to such acquisition (and the incentive distribution rights in ETP represented by such Class B Interests) as if such acquisition had occurred on the first day of the Fiscal Quarter; plus”

Section 2.4. Interest Period. Subclause (c) of the definition of “Interest Period” in Article I of the Original Agreement is hereby amended in its entirety to read as follows:

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“(c) no Interest Period shall extend beyond the Revolving Credit Maturity Date, in the case of Revolving Credit Loans, or the Term Loan Maturity Date applicable to such Loans, in the case of Term Loans.”

Section 2.5. Term Loan Maturity Date. The definition of “Term Loan Maturity Date” in Article I of the Original Agreement is amended to add the following to the end thereof:

“, or such other date as is otherwise provided pursuant to Section 2.18 in respect of the Terms Loans made in connection with a particular Term Loan Increase.”

Section 2.6. Value. The definition of “Value” in Article I of the Original Agreement is amended to insert the following sentence at the end of the definition:

“The ‘Value’ attributed to the Class G Units of ETP shall be the price of the common units of ETP, as provided above.”

Section 2.7. Term Loans. Section 2.01(b) of the Original Agreement is hereby amended to add the phrase “applicable to such Term Loans” after the words “Term Loan Maturity Date” in the second to last sentence of the section.

Section 2.8. Use of Proceeds. Section 2.05 of the Original Agreement is hereby amended to insert the following sentence immediately following the first sentence of such Section:

“The Borrower shall use the proceeds of the Term Loans made pursuant to Section 2.18(c): (a) to pay fees and expenses in connection with such Term Loans and the ETE Transactions, (b) to pay up to $1,200,000,000 of the cash required as payment of the purchase price of Class G Units of ETP and up to $70,500,000 of the cash required as payment of the Indebtedness assumed from ETI, each in connection with the ETE Transactions, and (c) with regard to the balance of the proceeds after using such proceeds in the manner described in clauses (a) and (b) of this sentence, to partially prepay the Revolving Credit Loans (but without reduction of the Revolving Credit Commitments).”

Section 2.9. Interest Rates. Section 2.12(a) of the Original Agreement is hereby amended by adding the following language at the end of clause (v):

“, with accrued unpaid interest being due and payable, whether on the Revolving Credit Loans or any of the Term Loans, on each Interest Payment Date and, on past due amounts, on demand.”

Section 2.10. Increase in Aggregate Revolving Credit Commitments. Section 2.17(a) of the Original Agreement is hereby amended to change the reference to “Section 2.18” in clause (ii) to “Section 2.18(b)”.

Section 2.11. Increase of Term Loans. Section 2.18 of the Original Agreement is hereby amended in its entirety to read as follows:

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“(a) The Borrower shall have the option, without the consent of the Lenders, to cause one or more increases in the Term Commitments pursuant to Section 2.18(b) or (c) (each a “Term Loan Increase”) by adding, subject to the prior approval of the Administrative Agent (such approval not to be unreasonably withheld), to this Agreement one or more financial institutions as Term Lenders (collectively, the “New Term Lenders”) or by allowing one or more Lenders to make a Term Commitment or increase their respective existing Term Commitments evidenced by a commitment increase agreement (each a “Commitment Increase Agreement”) meeting the requirements of Section 2.18(d).

“(b) The Borrower shall have the option from time to time to cause one or more Term Loan Increases by adding New Term Lenders or by allowing one or more Lenders to make a Term Commitment or increase their respective existing Term Commitments; provided however that: (i) prior to and after giving effect thereto, no Default or Event of Default shall have occurred hereunder and be continuing, (ii) no such increase shall cause the aggregate increases in Revolving Credit Commitments pursuant to Section 2.17 plus the aggregate Term Commitments obtained pursuant to this Section 2.18(b) to exceed $100,000,000, (iii) no Lender shall make a Term Commitment nor shall any Lender’s Term Commitment be increased without such Lender’s consent and (iv) no more than three requests may be made for increases in Revolving Credit Commitments pursuant to Section 2.17 or for increases in Term Commitments pursuant to this Section 2.18(b).

“(c) Contemporaneously with the ETE Transactions, the Borrower shall have the option to cause a single increase in the Term Commitments by adding New Term Lenders or by allowing one or more Lenders to make a Term Commitment or increase their respective existing Term Commitments; provided however that: (i) prior to and after giving effect thereto, no Default or Event of Default shall have occurred hereunder and be continuing, (ii) such increase in the aggregate Term Commitments obtained pursuant to this Section 2.18(c) shall not exceed $1,300,000,000, (iii) no Lender shall make a Term Commitment nor shall any Lender’s Term Commitment be increased without such Lender’s consent and (iv) each of the Term Loan Increase Conditions shall have been satisfied. The Term Loan Maturity Date for the Terms Loans made pursuant to the Term Loan Increase pursuant to this Section 2.18(c) shall be specified in applicable Commitment Increase Agreement, and shall not be earlier than the existing Term Loan Maturity Date. Such Term Loan Maturity Date for such Term Loan Increase shall not change in any manner the Term Loan Maturity Date for the other Term Loans.

“(d) Each Commitment Increase Agreement required pursuant to Section 2.18(b) or (c) shall (i) be in form and substance acceptable to the Administrative Agent, (ii) be executed by the Borrower, the Administrative Agent, New Term Lenders, if any, making an initial Term Commitment and Lenders, if any, increasing their existing Term Commitments, and (iii) indicate the amount and allocation of such Term Commitments and the effective date

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thereof (the applicable “Term Commitment Effective Date”). The Commitment Increase Agreement required in connection with a Term Loan Increase pursuant to Section 2.18(c) shall also indicate the Term Loan Maturity Date applicable to the Terms Loans made in connection with such Term Loan Increase. Each of the Applicable Term Loan Rates in respect of the Term Loans made in connection with any Term Loan Increase may be increased by the applicable Commitment Increase Agreement or by an amendment to this Agreement or by a separate agreement entered into between the Borrower and the Administrative Agent, with the consent of the Lenders making the Term Loans in connection with such Term Loan Increase, but without the consent of any other Lender. Each Term Loan made pursuant to a Term Loan Increase that has a Term Loan Maturity Date or Applicable Term Loan Rate that is different than those of the Term Loans originally made pursuant to Section 2.01 shall be designed as a separate Series (“Series B,” “Series C”, etc) in the applicable Commitment Increase Agreement, and each assignment or participation of any such Term Loan shall identify such Terms Loan by such Series designation and disclose the Term Loan Maturity Date or Applicable Term Loan Rate, as applicable, for such Term Loan. Each financial institution that becomes a New Term Lender pursuant to this Section 2.18 by the execution and delivery to the Administrative Agent of the applicable Commitment Increase Agreement shall be a “Term Lender” and a “Lender” for all purposes under this Agreement on the applicable Term Commitment Effective Date and shall make its Term Loan on such Term Commitment Effective Date. The Borrower shall continue or convert Term Loans on each Term Commitment Effective Date (and pay any additional amounts required pursuant to Section 3.06) to the extent necessary to keep the outstanding Term Loans of each Lender of the same Type ratable with existing Term Loans of the same Type.

“(e) As a condition precedent to each Term Commitment pursuant to Section 2.18(b) or (c) above, the Borrower shall deliver to the Administrative Agent, to the extent requested by the Administrative Agent, the following in form and substance satisfactory to the Administrative Agent:

(i) a certificate dated as of the applicable Term Commitment Effective Date, signed by a Responsible Officer of the Borrower certifying that each of the conditions to such increase set forth in this Section shall have occurred and been complied with and that, before and after giving effect to such increase, (A) the representations and warranties contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the Term Commitment Effective Date after giving effect to such increase, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects as of such earlier date, and (B) no Default or Event of Default exists;

(ii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of the Borrower and each Guarantor as the Administrative Agent may require

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evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with such Commitment Increase Agreement and any Guarantors’ Consent to such Commitment Increase Agreement, and such documents and certifications as the Administrative Agent may require to evidence that the Borrower and each Guarantor is validly existing and in good standing in its jurisdiction of organization; and

(iii) a favorable opinion of independent legal counsel reasonably acceptable to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, relating to such Commitment Increase Agreement, the any Guarantors’ Consent to such Commitment Increase Agreement, and any related or contemporaneous transactions, addressed to the Administrative Agent and each Lender.”

Section 2.12. Limitation on Restricted Payments. Clauses (c) of Section 7.05 of the Original Agreement are hereby amended to delete the phrase “up to a maximum purchase price in the aggregate during the term of this Agreement of $20,000,000”.

Section 2.13. Leverage Ratio of the Borrower. Subclauses (A) and (B) of clause (iii) of Section 7.12(a) of the Original Agreement are hereby amended to read as follows:

“(A) 4.50 to 1.00 at any time other than during a Specified Acquisition Period or the Unit Purchase Leverage Period, (B) 5.00 to 1.00 during a Specified Acquisition Period, and (C) 5.25 to 1.00 during the Unit Purchase Leverage Period.”

Section 2.14. Interest Coverage Ratio. Section 7.12(c) of the Original Agreement is hereby amended to read as follows:

“(c) Interest Coverage Ratio. The ratio of (i) Consolidated EBITDA of the Borrower for each period of four consecutive Fiscal Quarters to (ii) Consolidated Interest Expense for such period will never be less than (A) 3.00 to 1.0 at any time other than during the Unit Purchase Leverage Period and (B) 2.50 to 1.00 during the Unit Purchase Leverage Period.

ARTICLE III. – Conditions of Effectiveness

Section 3.1. Effective Date. This First Amendment shall become effective November 1, 2006 (the “Effective Date”), and is expressly conditioned, upon the receipt by the Administrative Agent, at the Administrative Agent’s office, of a counterpart of this First Amendment executed and delivered by the Borrower and the Administrative Agent, a counterpart of the Guarantors’ Consent and Agreement attached hereto signed by each of the Guarantors, and a counterpart of the Lenders’ Consent attached hereto signed by Lenders constituting Majority Lenders.

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ARTICLE IV. – Representations and Warranties

Section 4.1. Representations and Warranties. In order to induce the Administrative Agent and the Lenders to execute and deliver this First Amendment, the Borrower represents and warrants to each Lender that:

(a) The representations and warranties contained in Article V of the Original Agreement are true and correct in all material respects at and as of the time of the effectiveness hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date.

(b) The Borrower has duly taken all action necessary to authorize the execution and delivery by it of this First Amendment, the Borrower is duly authorized to borrow monies under the Credit Agreement, and the Borrower is duly authorized to perform its obligations under the Credit Agreement.

(c) The execution and delivery by the Borrower of this First Amendment, the performance by the Borrower of its obligations hereunder and the consummation of the transactions contemplated hereby do not and will not conflict with any Law or of the organizational documents of any Restricted Person, or of any material agreement, judgment, license, order or permit applicable to or binding upon any Restricted Person, or result in the creation of any Lien upon any assets or properties of any Restricted Person. Except for those which have been obtained, no consent, approval, authorization or order of any Tribunal or third party is required in connection with the execution and delivery by the Borrower of this First Amendment or the consummation by any Restricted Person of the transactions contemplated hereby.

(d) When duly executed and delivered, this First Amendment will be a legal and binding obligation of the Borrower enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights and by equitable principles of general application.

ARTICLE V. – Miscellaneous

Section 5.1. Ratification of Agreements. The Original Agreement as hereby amended is hereby ratified and confirmed in all respects. Any reference to the Credit Agreement in any Loan Document shall be deemed to be a reference to the Original Agreement as hereby amended. The execution, delivery and effectiveness of this First Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lenders or the Administrative Agent under the Credit Agreement, the Notes, or any other Loan Document nor constitute a waiver of any provision of the Credit Agreement, the Notes or any other Loan Document.

Section 5.2. Survival of Agreements. All representations, warranties, covenants and agreements of the Borrower herein shall survive the execution and delivery of this First Amendment and the performance hereof, and shall further survive until all of the Obligations are paid in full. All statements and agreements contained in any certificate or instrument delivered

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by any Restricted Person hereunder or under the Credit Agreement to the Administrative Agent or any Lender shall be deemed to constitute representations and warranties by, and agreements and covenants of, the Borrower under this First Amendment and under the Credit Agreement.

Section 5.3. Loan Documents. This First Amendment is a Loan Document, and all provisions in the Credit Agreement pertaining to Loan Documents apply hereto.

Section 5.4. Governing Law. This First Amendment shall be governed by and construed in accordance with the laws applicable to the Credit Agreement.

Section 5.5. Counterparts. This First Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same First Amendment.

THIS FIRST AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.

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10	FIRST AMENDMENT TO CREDIT AGREEMENT

IN WITNESS WHEREOF, this Amendment is executed as of the date first written above.

BORROWER:	ENERGY TRANSFER EQUITY, L.P.

	By:	LE GP, LLC, its general partner

	By:	/s/ John W. McReynolds
John W. McReynolds
President and Chief Financial Officer

WACHOVIA BANK, NATIONAL ASSOCIATION, as the Administrative Agent, LC Issuer and Swing Line Lender

	By:	/s/ Todd Schanzlin
	Name:	Todd Schanzlin
	Title:	Vice President

FIRST AMENDMENT TO CREDIT AGREEMENT

Lenders’ Consent to First Amendment

to Credit Agreement

IN WITNESS WHEREOF, the undersigned Lender hereby consents to the First Amendment to Amended and Restated Credit Agreement dated for reference as of November 1, 2006, among ENERGY TRANFER EQUITY, L.P., and WACHOVIA BANK, NATIONAL ASSOCIATION, as the Administrative Agent, LC Issuer and Swing Lender.

Name of Lender

By:
Name:
Title:

CONSENT AND AGREEMENT

November 1, 2006

Reference is hereby made to (i) that certain First Amendment to Amended and Restated Credit Agreement dated for reference of even date herewith (the “First Amendment”) by and among Energy Transfer Equity, L.P., a Delaware limited partnership (the “Borrower”), Wachovia Bank, National Association, as administrative agent (the “Administrative Agent”), LC Issuer and Swing Line Lender and the Lenders party thereto (“Lenders”), (ii) that certain Amended and Restated Credit Agreement dated as of July 13, 2006 (as amended, supplemented, modified or restated, the “Credit Agreement”) by and among the Borrower, the Administrative Agent and Lenders, and (iii) the Pledge and Security Agreement (as supplemented, modified or restated, the “Pledge Agreement”) to which each of the undersigned is a party. Terms that are defined in the Credit Agreement and used but not defined herein have the meanings given to them in the Credit Agreement.

By its execution below, each of the undersigned hereby (a) consents to the provisions of the First Amendment and the transactions contemplated therein, (b) ratifies and confirms the Pledge Agreement, (c) ratifies, confirms and agrees that all obligations arising under the Credit Agreement shall be secured under and pursuant to the Pledge Agreement, (d) agrees that all of its respective obligations and covenants under the Pledge Agreement shall remain unimpaired by the execution and delivery of the First Amendment and the other documents and instruments executed in connection therewith, and (e) agrees that the Pledge Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, this Consent and Agreement is executed as of the date first above written.

ENERGY TRANSFER EQUITY, L.P.

By:	LE GP, LLC, its general partner

By:	/s/ John W. McReynolds
John W. McReynolds
President and Chief Financial Officer

ENERGY TRANSFER PARTNERS, L.L.C.

By:	Energy Transfer Equity, L.P, its sole member

	By:	LE GP, LLC, its general partner

	By:	/s/ John W. McReynolds
John W. McReynolds
President and Chief Financial Officer

Consent And Agreement To First Amendment To Credit Agreement